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                                                              Exhibit 16.1



EISNER                   Richard A. Eisner & Company, LLP
                         Accountants and Consultants

                         575 Madison Avenue
                         New York, NY  10022-2597
                         Tel 212.355.1700 Fax 212.355.2414
                         www.rae.com

February 18, 2000




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Gentlemen:

We have read the section entitled "Item 14 Change in Accountants" in the Registration Statement on Form 10 of WorldWide Web NetworX Corporation, and are in agreement with the statements contained therein.

Very truly yours,

//s// Richard A. Eisner & Company, LLP

Richard A. Eisner & Company, LLP